--------------------------------------------------------------------------------

                                                                   EXHIBIT 10.10

                                 LEASE AGREEMENT
                                 ---------------

                                     BETWEEN



                     WMP II REAL ESTATE LIMITED PARTNERSHIP,
                         A Delaware limited partnership



                                   AS LANDLORD


                                       AND


                    CABLETRON SYSTEMS SALES & SERVICE, INC.,
                             A Delaware corporation


                                    AS TENANT


                              Dated January 6, 1999



                                    Property:

                               Great America Plaza
                           5200 Great America Parkway
                          Santa Clara, California 95054

--------------------------------------------------------------------------------

                            BASIC LEASE INFORMATION
                            -----------------------


Lease               Date: January 6, 1999

Tenant: Cabletron Systems Sales & Service, Inc., a Delaware corporation

Landlord:           WMP II Real Estate Partnership, a Delaware limited
                    partnership

Premises:           Approximately 129,200 square feet located in the office
                    building commonly known as Great America Plaza (the
                    "Building"), and whose street address is 5200 Great America
                     --------
                    Parkway, Santa Clara, California, 95054. The Premises are
                    outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the "Land") is
                                                                ----
                    described on Exhibit B. The Land and the Building, together with all driveways, facilities, and similar improvements,
                    including the office buildings known as 2903 Bunker Hill
                    Lane and 2933 Bunker Hill Lane, Santa Clara, California,
                    95054, are collectively referred to herein as the "Project".
                                                                       -------

Term: Approximately eighty-four (84) months, commencing on March 1, 1999 (the "Commencement Date") and ending at 5:00 p.m. on
                                  -----------------
                    February 28, 2006 (the "Term", which definition shall
                                            ----
                    include all renewals of the initial Term), subject to
                    adjustment and earlier termination as provided in the Lease.

Option:             Two (2) options for sixty (60) months each

Basic Rent: Basic Rent shall be the following amounts for the following periods of time:


                    Lease Month               Monthly Basic Rent
                    -----------------------   ------------------

                    3/01/99-2/29/00             $197,676.00
                    3/01/00-2/28/01             $213,180.00
                    3/01/01-2/28/02             $226,100.00
                    3/01/02-2/28/03             $235,144.00
                    3/01/03-2/29/04             $244,549.76
                    3/01/04-2/28/05             $254,331.75
                    3/01/05-2/28/06             $264,505.02

                    Subject to Section 27, Monthly Basic Rent shall be abated for the first three months of the Term. As used herein, the term "Lease Month" shall mean each calendar month during the
                          -----------
                    Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit:  None

Rent: Basic Rent, Tenant's Proportionate Share of Taxes, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted           Use: General office, sales and research and development use.



Tenant's
Proportionate
Share: For the Project: 56.74%, which is the percentage obtained by dividing the 129,200 rentable square feet in the Premises by the 227,699 rentable square feet in the Project; For the
                    Building: 100%, which is the percentage obtained by dividing the 129,200 rentable square feet in the Premises by the 129,200 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises, the Building and the Project set forth above shall be binding upon them. In the event the Premises, the Building, or the Project is remeasured or altered by Landlord and the rentable square footages set forth above are changed as a result, Tenant's Proportionate Share for the Project and for the Building and all other items under this Lease calculated on a per square foot basis, including without limitation Basic Rent, shall be recalculated accordingly.

Initial Liability
Insurance Amount:   $3,000,000.00

Maximum Tenant
Improvement
Allowance:          $10.00 per rentable square foot

Guarantor:          Cabletron Systems, Inc.

Tenant's Address:




Following Commencement Date:                 With A Copy To:
----------------------------                 -----------------------------------
Cabletron Systems Sales & Service, Inc.      Cabletron Systems Sales & Service,
35 Industrial Way, Building 28               5200 Great America Parkway
Rochester, New Hampshire 03867               Santa Clara, California 95054
Attn:  Legal Department                      Attn:_____________________________
Facsimile: (603) 337-3295                    Facsimile:________________________

Landlord's Address:

For All Notices:                             With A Copy To:
----------------                             ---------------
WMP II Real Estate Limited Partnership       WMP II Real Estate Limited
c/o Archon Group                             Partnership, Inc. c/o Insignia
Two California Plaza                         Commercial Group, Inc. 160 West
350 South Grand Avenue, 46th Floor           Santa Clara Street, Suite 1350
Los Angeles, California 90071                San Jose, California 95113
Attn:  Nancy M. Haag                         Attn:  Mark Schmidt
Facsimile:  (213) 633-5870                   Facsimile:  (408) 288-2909


     For Rent Payments:
     -----------------
     WMP II Real Estate Limited Partnership
     C/o Insignia Commercial Group, Inc.
     160 West Santa Clara Street, Suite 1350
     San Jose, California 95113
     Attn:  Mark Schmidt


THE FOREGOING BASIC LEASE INFORMATION IS INCORPORATED INTO AND MADE A PART OF THE LEASE IDENTIFIED ABOVE. IF ANY CONFLICT EXISTS BETWEEN ANY BASIC LEASE INFORMATION AND THE LEASE, THEN THE LEASE SHALL CONTROL.


LANDLORD:                     WMP II REAL ESTATE LIMITED
                              PARTNERSHIP, a Delaware limited
                              partnership

                              By: WMP II GEN-PAR, INC., a Delaware Corporation, its general partner

                              By: /s/ Nancy M. Haag
                                  -----------------------------
                              Name:  Nancy M. Haag
                              Title:  Assistant Vice President

TENANT:                       CABLETRON SYSTEMS SALES & SERVICE,
                              INC., a Delaware corporation


                              By: /s/ Craig R. Benson
                                  -------------------------------
                              Name:  Craig R. Benson
                              Title:  President, Chief Executive Officer

                               TABLE OF CONTENTS
                               -----------------

                                                                                        Page
                                                                                        ----

   1.    Definitions And Basic Provisions...........................................     1
   2.    Lease Grant................................................................     1
   3.    Term and Construction......................................................     1
   3.1   Lease Term.................................................................     1
   3.2   Landlord's Construction Obligation.........................................     1
   4.    Rent.......................................................................     1
   4.1   Payment....................................................................     1
   4.2   Operating Costs............................................................     2
   4.3   Tenant's Inspection Right..................................................     4
   5.    Delinquent Payment; Handling Charges.......................................     5
   6.    [INTENTIONALLY DELETED]....................................................     5
   7.    Landlord's Maintenance Obligations.........................................     5
   7.1   Landlord's Obligations.....................................................     5
   7.2   Landlord's Right to Perform Tenant's Obligations...........................     6
   8.    Improvements; Alterations; Repairs; Tenant's Maintenance; and Utilities....     6
   8.1   Improvements: Alterations..................................................     6
   8.2   Repairs; Maintenance.......................................................     7
   8.3   Performance of Work........................................................     7
   8.4   Mechanic's Liens...........................................................     7
   8.5   Utilities..................................................................     8
   9.    Use........................................................................     8
  10.    Assignment and Subletting..................................................     8
  10.1   Transfers..................................................................     8
  10.2   Consent Standards..........................................................     8
  10.3   Requests for Consent.......................................................     9
  10.4   Conditions to Consent......................................................     9
  10.5   Cancellation...............................................................     9
  10.6   Additional Compensation....................................................     9
  10.7   Permitted Transfers........................................................    10
  11.    Insurance; Waivers; Subrogation; Indemnity.................................    11
  11.1   Insurance..................................................................    11
  11.2   Waiver of Negligence.......................................................    11
  11.3   Indemnity..................................................................    11
  11.4   Landlord's Insurance.......................................................    12
  11.5   Blanket Policy.............................................................    12
  11.6   Self Insurance.............................................................    12
  12.    Subordination Attornment; Notice to Landlord's Mortagee....................    13
  12.1   Subordination..............................................................    13
  12.2   Attornment.................................................................    13
  12.3   Notice to Landlord's Mortgagee.............................................    13
  12.4   Landlord's Mortgagee's Protection Provisions...............................    13
  13.    Rules and Regulations......................................................    14


                                                                                       Page
                                                                                       ----

  14.    Condemnation...............................................................    14
  14.1   Total Taking...............................................................    14
  14.2   Partial Taking-Tenant's Rights.............................................    14
  14.3   Partial Taking-Landlord's Rights...........................................    14
  14.4   Award......................................................................    14
  15.    Fire or Other Casualty.....................................................    15
  15.1   Repair Estimate............................................................    15
  15.2   Landlord's and Tenant's Rights.............................................    15
  15.3   Landlord's Rights..........................................................    15
  15.4   Repair Obligation..........................................................    15
  16.    Personal Property Taxes....................................................    16
  17.    Events of Default..........................................................    16
  18.    Remedies...................................................................    17
  18.1   Termination................................................................    17
  18.2   Enforcement of Lease.......................................................    18
  18.3   Sublessees of Tenant.......................................................    18
  18.4   Efforts to Relet...........................................................    18
  18.5   Mitigation.................................................................    18
  19.    Payment by Tenant; Non-Waiver..............................................    18
  19.1   Payment by Tenant..........................................................    18
  19.2   No Waiver..................................................................    19
  20.    [INTENTIONALLY DELETED]....................................................    19
  21.    Surrender of Premises......................................................    19
  22.    Holding Over...............................................................    20
  23.    Certain Rights Reserved by Landlord........................................    20
  24.    [INTENTIONALLY DELETED]....................................................    20
  25.    Miscellaneous..............................................................    20
  25.1   Landlord Transfer..........................................................    21
  25.2   Landlord's Liability.......................................................    21
  25.3   Force Majeure..............................................................    21
  25.4   Brokerage..................................................................    21
  25.5   Estoppel Certificates......................................................    21
  25.6   Notices....................................................................    22
  25.7   Separability...............................................................    22
  25.8   Amendments; and Binding Effect.............................................    22
  25.9   Quiet Enjoyment............................................................    22
  25.10  No Merger..................................................................    22
  25.11  No Offer...................................................................    22
  25.12  Entire Agreement...........................................................    22
  25.13  Waiver of Jury Trial.......................................................    23
  25.14  Governing Law..............................................................    23
  25.15  Joint and Several Liability................................................    23
  25.16  Financial Reports..........................................................    23
  25.17  Landlord's Fees............................................................    23
  25.18  Attorney Fees..............................................................    23
  25.19  Telecommunications.........................................................    24


                                                                                       Page
                                                                                       ----

 25.20   Confidentiality............................................................    24
 25.21   Hazardous Materials........................................................    24
 25.22   Signage....................................................................   245
 25.23   Parking....................................................................    25
 25.24   List of Exhibits...........................................................    25
 26.     Extension Option...........................................................    25
 26.1    Grant of Option............................................................    25
 26.2    Basic Rent.................................................................    25
 26.3    Arbitration................................................................    26
 26.4    Termination of Option......................................................    27
 27.     Rent Abatement.............................................................    27

TABLE OF EXHIBITS:
------------------

Exhibit A   Outline of Premises
Exhibit B   Legal Description of Project
Exhibit C   Building Rules and Regulations
Exhibit D   Work Letter Agreement
Exhibit F   First Amendment to Lease
Exhibit F   Form of Tenant Estoppel Certificate
Exhibit G   Guaranty

                                     LEASE
                                     -----


     THIS LEASE AGREEMENT (this "Lease") is entered into as of January 6, 1999,
                                 -----
between WMP II Real Estate Limited Partnership, a Delaware limited partnership ("Landlord"), and Cabletron Systems Sales & Service, Inc., a Delaware
  --------
corporation ("Tenant").
              ------

     1. Definitions And Basic Provisions. The definitions and basic provisions
        --------------------------------
set forth in (the "Basic Lease Information") executed by Landlord and Tenant
                   -----------------------
contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in the Lease: "Laws" means all federal, state, and local laws, rules
                         ----
and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Property, and "Law" shall
                                                                   ---
mean any of the foregoing; "Affiliate" means any person or entity which,
                            ---------
directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with the party in question; "Tenant
                                                                       ------
Party" means any of the following persons: Tenant; any assignees claiming by,
-----
through, or under Tenant; any subtenants claiming by, through, or under Tenant; any assignees claiming by, through, or under Tenant; and any of their respective agents, constructors, employees, and invitees; and "including" means including,
                                                    ---------
without limitation.


     2. Lease Grant. Subject to the terms of this Lease, Landlord leases to
        -----------
Tenant, and Tenant leases from Landlord, the Premises.

     3. Term and Construction.
        ---------------------

        3.1 Lease Term. The term of this Lease shall commence on the
            ----------
Commencement Date; provided, however, in the event the Tenant Improvements to be constructed in the Premises pursuant to Exhibit D attached hereto are completed
                                        ---------
before such date, Tenant shall have the right to occupy the Premises prior to such Commencement Date, subject to all the provisions of this Lease, except the obligation to pay Rent; and further provided that Tenant shall have the right to enter the Premises prior to the completion of such Tenant Improvements for the purpose of installing equipment and furniture, provided Tenant's access does not unreasonably interfere with the completion of the construction work in the Premises.

        3.2 Landlord's Construction Obligation. Landlord's obligation to
            ----------------------------------
construct improvements in the Premises for Tenant's occupancy shall be limited to those obligations, if any, specifically set forth in Exhibit D hereto.

     4.  Rent.
         ----

        4.1 Payment. Subject to the conditional abatement of Rent contained in
            -------
Section 27 herein, Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the "Rent"),
                                                                   ----
without deduction or set-off, at Landlord's address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. One (1) monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease and shall be applied to the Basic Rent due for the fourth month of the Lease Term; thereafter, subject to Section 27, Basic Rent shall be payable on the first day of each month beginning on the first day of the fifth full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

        4.2 Operating Costs.
            ---------------

            4.2.1 Tenant shall pay, as "Additional Rent", its Proportionate
                                        ---------------
Share of Operating Costs (defined below). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, but not more than two (2) times per year, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

            4.2.2 The term "Operating Costs" shall mean all expenses and
                            ---------------
disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including management fees) of all employees engaged (but only to the extent so engaged) in the operation, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which although capital in nature, are expected to reduce the normal operating costs of the Project, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements in accordance with generally accepted accounting principles, to the extent applicable; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Project's tenants other than pursuant to a provision similar to this Section 4.2; (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Project (including, without limitation, alarm service, window cleaning, and elevator maintenance).

     Operating Costs shall not include costs for (i) capital improvements made to the Project other than capital improvements described in Section 4.2.2 (C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like, which maintenance and repair items shall be amortized over the useful life of each improvement in accordance with generally accepted accounting principles to the extent applicable, and to the extent such maintenance and repair items are considered to be capital in nature by Landlord;
(ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord and rental under any ground or underlying lease or leases; (iv) depreciation; (v) leasing commission; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes (defined below); (ix) income taxes imposes on or measured by the income of Landlord from the operation of the Project; (x) costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; (xi) advertising and promotional expenditures; (xii) any fines or penalties incurred due to violations by Landlord of any governmental rule or authority; (xiii) any costs incurred by Landlord in the event that the Project does not comply with governmental rules in effect as of the date of execution of this Lease, unless such non-compliance is due to the Tenant Improvements to be constructed by Tenant pursuant to Exhibit D attached hereto, in which event such costs shall be included within
---------
the Tenant Improvement Costs (as defined in Exhibit D); (xiv) the cost of any items for which the Landlord is actually reimbursed by condemnations proceeds, insurance carried (or required by this Lease to be carried and not so carried) or by warranty or for which Landlord is otherwise actually compensated; (xv) costs for sculpture, paintings, or other objects of art; (xvi) charitable contributions; (xvii) any costs relating to hazardous materials, asbestos and the like not resulting from actions of Tenant; (xviii) costs incurred by Landlord due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees, or the violation by Landlord or any tenants or other occupants of the terms and conditions of any lease of space or other agreements including this Lease; (xix) wages, salaries or other compensation paid to any executive employees above the grade of building superintendent, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Costs, to the extent only that the cost of such service does not exceed the competitive cost of such service had such service been rendered by an outside consultant; and (xx) any and all costs of Landlord in complying with environmental regulations including, but not limited to, the costs and expenses of clean-up, remediation, environmental surveys/assessments, compliance with environmental laws, consulting fees, treatment and monitoring charges, transportation expenses and disposal fees, except if such costs are a result of Tenant's use of or activities in or on the Building.

         The Landlord shall not recover under this Section 4.2 or elsewhere in this Lease any item of cost more than once.

            4.2.3 Tenant shall also pay its Proportionate Share of the Taxes for each year and partial year falling within the Term, in the same manner as provided above for

Additional Rent with regard to Operating Costs. "Taxes" shall
                                                 -----
mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. Notwithstanding the foregoing to the contrary, "Taxes" shall not include any inheritance, transfer, gift, estate, succession, franchise, corporate, rental, income or profit taxes, capital levy or excise. Tenant shall not be required to share in any penalties, interest, late payments, or the like resulting from Landlord's late payment of taxes.

         4.2.4 By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 4.2.5 and of the Taxes for the previous year (the "Operating Costs and Tax Statement"). If the Operating
                        ---------------------------------
Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant, at Tenant's election, for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

         4.2.5 With respect to any calendar year or partial calendar year in which the Project is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Project been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

         4.2.6 Tenant's Proportionate Share of Operating Costs and Taxes shall be determined by Landlord as a function of the rentable square footage of the Building alone, or the rentable square footage of the Project, depending on the nature of the item to be charged. Any items applicable to other buildings within the Project, or to other portions of the Project which are the same or substantially similar to items for which Tenant is responsible under this Lease, and which are determined as a function of the rentable square footage of the Building, shall not be included in Operating Costs charged to the Project.

         4.3 Tenant's Inspection Right. After giving Landlord thirty (30) days
             -------------------------
prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Operating Costs and Taxes for the immediately preceding period for which an annual statement is provided; however, no audit or inspection shall extend to periods of time before the Commencement Date. If Tenant fails to object to the calculation of Operating Costs and

Taxes on an annual Operating Costs and Tax Statement within sixty (60) days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs and Taxes for the year in question and the calculation of Operating Costs and Taxes set forth on such statement shall be final. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including $150.00 per hour of Landlord's or the Building manager's employee time devoted to such inspection or audit to reimburse Landlord for its overhead costs allocable to the inspection or audit, unless the total Operating Costs and Taxes for the time period in question is determined to be in error by more than five percent (5%) in the aggregate, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Costs and Taxes previously charged to Tenant, the Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within thirty (30) days after notification thereof. Provided Landlord's accounting for Operating Costs and Taxes is consistent with the terms of this Agreement, Landlord's good faith judgment regarding the proper interpretation of this Agreement and the proper accounting for Operating Costs and Taxes shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

         5. Delinquent Payment; Handling Charges. All past due payments required
            ------------------------------------
of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency; provided, however, Landlord shall not charge interest or any late fees on Rent payable by Tenant until the sixth (6th) day after such Rent payment was due hereunder. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

         6. [INTENTIONALLY DELETED]
             ---------------------

         7. Landlord's Maintenance Obligations.
            ----------------------------------

            7.1 Landlord's Obligations. This Lease is intended to be a net
                ----------------------
lease; accordingly, Landlord's maintenance obligations are limited to the replacement of the roof and maintenance of the foundation and structural members of exterior and all load bearing walls of the Buildings within the Project (the "Building Structure"); Landlord shall not be responsible (1)for any such work
 ------------------
until Tenant notifies Landlord of the need therefor in writing or (2) for alterations to the Building's Structure required by applicable Law because of Tenant's use of the Premises (which alterations shall be Tenant's responsibility). Notwithstanding the foregoing to the contrary, Landlord shall replace the roof of the Building during calendar year 1999 at Landlord's sole cost and expense. The Building's Structure does not include skylights, windows, glass or plate glass, doors, special fronts, or office entries, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible under this Lease shall be limited to the cost of performing the work except in the event of active negligence or willful misconduct by Landlord in the performance of such work. Notwithstanding the foregoing to the contrary, Landlord shall be obligated to construct all modifications to the exterior of the Building required as a condition to the issuance of a Certificate of Occupancy for the Tenant Improvements in the Premises. Landlord shall deliver the Premises to Tenant in clean condition with
(i) all existing Building systems in good working order, (ii) the roof free of all leaks, and (iii) all damaged or stained ceiling tiles replaced. Furthermore, Landlord hereby warrants that the HVAC system servicing the Premises, including all portable units servicing the computer rooms, shall be in good working order through and including August 31, 1999. Except as expressly set forth in this Lease, and subject to reimbursement pursuant to Section 4.2 hereof, Landlord shall maintain and light the areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a first-class building, including maintenance, repair, and replacement of the exterior of the Building (including painting), sprinkler systems and sewage lines, and any items normally associated with the foregoing.

         7.2 Landlord's Right to Perform Tenant's Obligations. In the event
             ------------------------------------------------
Tenant has failed to perform same, and only after ten (10) days' written notice to Tenant (except in the event of an emergency), Landlord may perform Tenant's maintenance, repair, and replacement obligations and any other items that are Tenant's obligation pursuant to Section 8. Tenant shall reimburse Landlord for the cost incurred in so doing within ten (10) days after being invoiced therefor.

     8. Improvements; Alterations; Repairs; Tenant's Maintenance; and Utilities.
        -----------------------------------------------------------------------

         8.1 Improvements; Alterations. Except as otherwise provided in
             -------------------------
Exhibit D attached hereto, improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option (exercised by notice to Tenant given (i) at the time Tenant requests consent to such alterations, additions or improvements, or (ii) at any time if consent to such alterations, additions or improvements was required but not obtained), either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law. Notwithstanding anything to the contrary set forth in this Section 8.1, although fifteen (15) days advance written notice to Landlord is required, Landlord's consent shall not be required for any alterations, improvements or physical additions proposed by Tenant that
(a) will cost less than Twenty Thousand Dollars ($20,000.00) in each instance to construct, (b) are non- structural and do not affect the Building's structure or its HVAC, plumbing, telecommunications, elevator, life-safety, electrical, mechanical or other basic systems or require a building permit, (c) will not result in changes to the Premises or Building that are visible from the outside of the building, and (d) Tenant removes same from the Premises at the end of the Term if then requested by Landlord.

         8.2 Repairs; Maintenance. Tenant shall maintain all parts of the
             --------------------
Premises in a good condition and promptly make all necessary repairs and replacements to the Premises, excepting only that work which Landlord is expressly responsible for pursuant to Section 7.1. Tenant shall maintain the HVAC, plumbing, electrical, and mechanical systems in the Premises in good repair and condition in accordance with applicable law and the equipment manufacturer's suggested service programs. If Landlord so directs, Tenant shall enter into a preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all air conditioning, heating, ventilating and other equipment located within or serving the Premises.

         8.3 Performance of Work. All work described in this Section 8 shall be
             -------------------
performed only by Landlord or by licensed contractors and subcontractors who shall be reasonably approved in writing by Landlord for all improvements that cost $20,000.00 or more in each instance. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the structural elements, and the plumbing, electrical lines, or other utility transmission facility). All such work which may affect the Building's HVAC, electrical, plumbing, other mechanical systems, or structural elements must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work.

         8.4 Mechanic's Liens. Tenant shall not permit any mechanic's liens to
             ----------------
be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor.

         8.5 Utilities. Tenant shall obtain and pay for all water, gas,
             ---------
electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with all taxes, penalties, surcharges, and maintenance charges pertaining thereto. Landlord may, at Tenant's expense, separately meter and bill Tenant directly for its use of utility services; provided Landlord shall not charge more for such utilities than would be charged Tenant by the public utility company for the same services and in the same quantity. Landlord shall not be liable for any interruption or failure of utility service to the Premises unless caused by Landlord's affirmative acts or active negligence. Any amounts payable by Tenant under this Section shall be due within twenty (20) days after Tenant's receipt of Landlord's invoice therefor.

         9. Use. Tenant shall continuously occupy and use the Premises only for
            ---
the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The Premises shall not be used for any use which is illegal, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials. If, as a direct result of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

         10. Assignment and Subletting.
             -------------------------

          10.1 Transfers. Except as provided in Section 10.7, Tenant shall not,
               ---------
without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant,
(4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in this Section 10.1 being a "Transfer").
                           --------

          10.2 Consent Standards. Landlord shall not unreasonably withhold its
               -----------------
consent to any assignment or subletting of the Premises, provided that the proposed transferee is creditworthy, will use the Premises for the Permitted Use (thus, excluding, without limitation, uses where the population density within the Premises as a whole exceeds one person for each 300 rentable square feet in the Premises, or where the proposed transferee conducts second or third shift operations within the Premises, which uses are not within the scope of the Permitted Use) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, is not a governmental entity, or subdivision or agency thereof, and is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion.

          10.3 Requests for Consent. If Tenant requests Landlord's consent to a
               --------------------
Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.

          10.4 Conditions to Consent. Concurrently with Tenant's notice of any
               ---------------------
request for consent to a Transfer, Tenant shall reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Landlord's consent to a Transfer shall not release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. Landlord's consent to any Transfer shall not waive Landlord's rights as to subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. This Section 10.4 does not, and shall not be construed to, create any rights in favor of any third parties.

          10.5 Cancellation. Landlord may, within ten (10) business days after
               ------------
submission written request for Landlord's consent to an assignment or subletting, notify Tenant of its intent to cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          10.6 Additional Compensation. Tenant shall pay to Landlord,
               -----------------------
immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like, but in no event to exceed $5.00 per rentable square foot of the portion of the Premises which is the subject of the Transfer) over (2) the Rent allocable to the portion of the Premises covered thereby. This Section 10.6 shall not apply to Permitted Transfers pursuant to Section 10.7.

          10.7 Permitted Transfers. Notwithstanding Section 10. 1, Tenant may
               -------------------
Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a
             ------------------
"Permitted Transferee") without the written consent of Landlord:
 --------------------

               10.7.1 An Affiliate of Tenant;

               10.7.2 Any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

               10.7.3 Any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least thirty (30) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net
                                                              ------------
Worth" means the excess of total assets over total liabilities, in each case as
-----
determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of
                       ----
total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to Landlord's prior written consent (which Landlord may grant or deny in its sole discretion).

        11. Insurance; Waivers; Subrogation; Indemnity.
            ------------------------------------------

             11.1 Insurance. Tenant shall maintain throughout the Term the
                  ---------
following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000.00 per occurrence, or such other amounts as Landlord may from time to time reasonably require, insuring Tenant against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability is not already included in Tenant's commercial general liability insurance policy), (4) worker's compensation insurance, and (5) business interruption insurance. Landlord, Landlord's agents and their respective Affiliates shall be added as additional insureds on Tenant's commercial general liability policy. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other reasonable evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies, provided comparable insurance is not obtained from another carrier, of which event Landlord shall be notified immediately. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant may elect to self insure for the worker's compensation insurance listed above, but only so long as a valid and current Certificate of Consent to Self-Insure has been issued by the State of California Department of Industrial Relations covering all the workers in the Premises and a copy of same has been delivered to Landlord.

             11.2 Waiver of Negligence; No Subrogation. Landlord and Tenant each
                  ------------------------------------
waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any
                    ----
property insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business interruption, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse the property policy waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

             11.3 Indemnity. Subject to Section 11.2, Tenant shall protect,
                  ---------
defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises (other than any Loss arising out of a breach of Tenant's obligations under

Section 25.21, which shall be subject to the indemnity in such Section), or (2) Tenant's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the gross negligence of Landlord or its agents). This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. Subject to
Section 11.2, Landlord shall protect, defend, indemnify and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments and expenses (including reasonable attorney fees) for any Loss arising from any occurrence in the Project's common areas, even though caused or alleged to be caused by the negligence or fault of Tenant or its agents (other than a Loss arising from the gross negligence of Tenant or its agents). This indemnity is intended to indemnify Tenant and its agents against the consequences of their own negligence when Tenant or its agents are jointly, comparatively, contributively, or concurrently negligent with Landlord. The indemnities set forth in this Section 11.3 shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel of its own selection reasonably satisfactory to the indemnified party.

             11.4 Landlord's Insurance. Throughout the Term of this Lease,
                  --------------------
Landlord shall maintain, as a minimum, the following insurance policies: (1) fire and extended risk insurance covering at least ninety percent (90%) of the Building's replacement value, and (2) commercial general liability insurance in an amount of not less than Three Million Dollars ($3,000,000.00). Upon Tenant's written request (but not more than once in any twelve month period), Landlord shall provide to Tenant a copy of the insurance certificate evidencing such coverage. The cost of all insurance carried by Landlord with respect to the Building shall be included in Operating Costs.


             11.5 Blanket Policy. The insurance outlined in Section 11.1 may be
                  --------------
maintained by Tenant under a so-called "blanket policy" covering the Premises as well as other premises of Tenant, provided that Tenant shall furnish Landlord with evidence satisfactory to Landlord of the existence of such blanket policy and that such blanket policy specifically includes the Premises and that the aforesaid minimum limits apply to each occurrence covered by such blanket policy and afford the same protection on a per location basis as would be provided under an individual policy meeting the requirements thereof.

             11.6 Self Insurance. Notwithstanding the foregoing, Tenant shall be
                  --------------
permitted to self-insure its plate glass and its property and improvements in the Premises against any such Loss. During all periods in which Tenant so self-insures any of the same, the rights and obligations of Landlord and Tenant shall remain the same as if Tenant shall have purchased and kept in force thereon insurance from an independent, institutional insurer of recognized responsibility, and, without limitation, the provisions of Section 11.2 of this Lease shall remain in full force and applicable. Tenant represents by so self-insuring the above that Tenant then is financially able to absorb any loss thereto without significant reduction of available capital or any other material, adverse effect on Tenant or its business operations.

         12. Subordination Attornment; Notice to Landlord's Mortagee.
             -------------------------------------------------------

             12.1 Subordination. This Lease shall be subordinate to any deed of
                  -------------
trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "Landlord's Mortgagee"). Notwithstanding the
                                  ---------- ---------
foregoing to the contrary, no such subordination shall be effective unless and until Tenant has received a non- disturbance agreement from Landlord's Mortgagee providing that in the event of a foreclosure or transfer in lieu thereof, Tenant's use, possession, or enjoyment of the Premises shall not be disturbed, and this Lease shall continue in full force and effect so long as Tenant is not in default hereunder. Landlord shall obtain a Subordination, Non-Disturbance, Attornment Agreement ("SNDA") from the current Landlord's Mortgagee within
                       ----
sixty (60) days after the Commencement Date. Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

             12.2 Attornment. Tenant shall attorn to any party succeeding to
                  ----------
Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

             12.3 Notice to Landlord's Mortgagee. Tenant shall not seek to
                  ------------------------------
enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

             12.4 Landlord's Mortgagee's Protection Provisions. If Landlord's
                  --------------------------------------------
Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (5) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

       13. Rules and Regulations. Tenant shall comply with the rules and
           ---------------------
regulations of the Building which are attached hereto as Exhibit C, provided
                                                         ---------
same are enforced by Landlord in a non-discriminatory fashion.
Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are generally applicable to all similar tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Provided Tenant has notice of same, Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

       14. Condemnation.
           ------------

             14.1 Total Taking. If the entire Building or Premises are taken by
                  ------------
right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease
                                                        ------
shall terminate as of the date of the Taking.

             14.2 Partial Taking-Tenant's Rights. If any part of the Building
                  ------------------------------
becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty
(180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

             14.3 Partial Taking-Landlord's Rights. If any material portion, but
                  --------------------------------
less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14.2.

             14.4 Award. If any Taking occurs, then Landlord shall receive the
                  -----
entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's improvements or alterations made to the Premises by Tenant which Tenant has the right to remove from the Premises pursuant to this Lease but elects not to remove, or if Tenant elects to remove any such improvements or alterations, the value of the reasonable removal and relocation of such improvements or alterations, the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, and loss of business.

        15.  Fire or Other Casualty.
             ----------------------

             15.1 Repair Estimate. If the Premises or the Building are damaged
                  ---------------
by fire or other casualty (a "Casualty"), Landlord shall, within sixty (60) days
                              --------
after such Casualty, deliver to Tenant a good faith estimate (the "Damage
                                                                   ------
Notice") of the time needed to repair the damage caused by such Casualty.
------

             15.2 Landlord's and Tenant's Rights. If a material portion of the
                  ------------------------------
Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 15.3) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

             15.3 Landlord's Rights. If a Casualty damages a material portion of
                  -----------------
the Building, and Landlord makes a commercially reasonable, good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

             15.4 Repair Obligation. If neither party elects to terminate this
                  -----------------
Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with all due diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. In the event Landlord is unable to restore the Building and Premises as set forth in this Section 15.4 within sixty (60) days after the date Landlord estimated in the Damage Notice as the date the repairs would be completed (which time period shall be subject to extension pursuant to the provisions of Section 25.3 entitled "Force Majeure," and which date, as extended, shall be referred to as the "Required Restoration Date"), then Tenant may terminate this Lease by delivery of written notice of termination to Landlord within (and only within) twenty (20) days following the Required Restoration Date, which termination shall be effective as of the date of the Casualty.

        16. Personal Property Taxes. Tenant shall be liable for all taxes
            -----------------------
levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non- payment thereof does not pose a threat of lien or other cloud on Landlord's title to the Building or of loss or seizure of the Building or interest of Landlord therein.

        17. Events of Default. Each of the following occurrences shall be
            -----------------
an "Event of Default:"
    ----------------

             17.1 Tenant's failure to pay Rent within five (5) days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 17.1 on more than two occasions during the twelve (12) month interval preceding such failure by Tenant;

             17.2 Tenant fails to comply with the Permitted Use set forth herein and such failure continues for a period of ten (10) days after Landlord has delivered to Tenant written notice thereof;

             17.3 Tenant fails to provide any estoppel certificate within the time period required under Section 25.5 and such failure shall continue for five
(5) days after written notice thereof from Landlord to Tenant;

             17.4 Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161 or any similar or successor law); however, if the cure of such failure is not capable of completion within such thirty (30) day period, then the Tenant shall be entitled to such time period as is reasonably required to complete such cure provided (i) the Tenant commences such cure within said thirty (30) days and thereafter prosecutes such cure to completion with all due diligence, and (ii) the Tenant sends to the Landlord, once a month, a written report detailing the status of its efforts to cure such default; and

             17.5 The filing of a petition by or against Tenant (the term

"Tenant" shall include, for the purpose of this Section 17.6, any guarantor of
 ------
Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law;
(3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof.

        18. Remedies. Upon any Event of Default, Landlord may, in addition
            --------
to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions each and all of which shall be cumulative and non-exclusive, without notice or demand whatsoever;

            18.1  Termination. Terminate this Lease in which event Tenant shall
                  -----------
immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                18.1.1 The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                18.1.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                18.1.3 The worth at the time or award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                18.1.4 Any other amount necessary to compensate Landlord for all the actual out-of-pocket expenses directly incurred due to Tenant's failure to perform its obligations under this Lease specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                18.1.5 At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "rent" as used in this Section 18.1 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant, pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 18.1.1 and 18.1.2 above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 5 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 18.1.3 above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                18.2 Enforcement of Lease. Landlord shall have the remedy
                     --------------------
described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

                18.3 Sublessees of Tenant. Whether or not Landlord elects to
                     --------------------
terminate this Lease on account of any default by Tenant, as set forth in this
Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

                18.4 Efforts to Relet. For the purposes of this Section 18,
                     ----------------
Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                18.5 Mitigation. In the event Landlord terminates this Lease or
                     ----------
otherwise re-enters the Premises following a default or Event of Default by Tenant, Landlord shall use its commercially reasonable efforts to re-let the Premises for the account of Tenant at the then current market rate and upon such other terms and provisions as are commercially reasonable under the circumstances, and consistent with Landlord's practices regarding other vacant space in the Project.

           19.  Payment by Tenant; Non-Waiver.
                -----------------------------

                19.1 Payment by Tenant. Upon any Event of Default, Tenant shall
                     -----------------
pay to Landlord all actual, out-of- pocket costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition required by market conditions then prevailing so as to be reasonably acceptable to a new tenant as reasonably determined by Landlord, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state where the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

                19.2 No Waiver. Landlord's acceptance of Rent following an Event
                     ---------
of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

                20. [INTENTIONALLY DELETED].
                     ---------------------

                21. Surrender of Premises. No act by Landlord shall be deemed an
                    ---------------------
acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request, provided such request was made (i) at the time Landlord gave its consent to such alterations, additions or improvements, or (ii) at any time if consent to such alterations, additions or improvements was required but not obtained; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

        22. Holding Over. If Tenant fails to vacate the Premises at the end of
            ------------
the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to one hundred fifty percent (150%) of the daily Basic Rent payable during the last month of the Term. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorney fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

        23. Certain Rights Reserved by Landlord. Provided that the exercise of
            -----------------------------------
such rights does not unreasonably interfere with Tenant's use and occupancy of the Premises, Landlord shall have the following rights:

            23.1 To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving the Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the name of the Building; and in the event the Building is occupied by more than one tenant (not including subtenants), to change the arrangements and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms or other public parts of the Building;

            23.2 To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; provided, however, so long as it is safe to enter the Building, Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days per week, subject to Landlord's reasonable regulations; and

            23.3 To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last twelve (12) months of the Term, tenants.

        24. [INTENTIONALLY DELETED]
             ---------------------

        25. Miscellaneous
            -------------

            25.1 Landlord Transfer. Landlord may transfer any portion of the
                 -----------------
Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord's obligations hereunder in writing. Landlord or its assignee shall notify Tenant of such transfer.

            25.2 Landlord's Liability. The liability of Landlord (and its
                 --------------------
partners, shareholders, or members) to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders, or members) shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

            25.3 Force Majeure. Other than for Tenant's obligations under this
                 -------------
Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

            25.4 Brokerage. Neither Landlord nor Tenant has dealt with any
                 ---------
broker or agent in connection with the negotiation or execution of this Lease, other than Landlord's Broker (Colliers Parrish International, Inc.-C. Fordyce/M. Rosendin), and Tenant's Broker (BT Commercial Real Estate-M. Conner and RM Bradley-C. Batchelder). Landlord shall pay Landlord's Broker's commission. Landlord's Broker may share the commission with Tenant's Broker, if any, but the payment of the commission to Landlord's Broker by Landlord shall satisfy any and all obligations of Landlord for payment of any real estate commissions hereunder. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

            25.5 Estoppel Certificates. From time to time, Tenant shall furnish
                 ---------------------
to any party designated by Landlord, within fourteen (14) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. Whenever the Tenant so requests in connection with any merger, acquisition, or like transaction involving Tenant, Tenant's parent company, or Tenant's affiliated company, Landlord shall promptly, and without cost to Tenant, execute, acknowledge and deliver to Tenant, and/or any other person designated by Tenant, a written estoppel certificate prepared by Tenant with respect to the Premises in form and substance reasonably satisfactory to Landlord.

            25.6 Notices. All notices and other communications given pursuant to
                 -------
this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

            25.7 Separability. If any clause or provision of this Lease is
                 ------------
illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

            25.8 Amendments; and Binding Effect. This Lease may not be amended
                 ------------------------------
except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and other than the Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

            25.9 Quiet Enjoyment. Provided Tenant has performed all of its
                 ---------------
obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

            25.10 No Merger. There shall be no merger of the leasehold estate
                  ---------
hereby created with the fee estate in the Premises or any part hereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

            25.11 No Offer. The submission of this Lease to Tenant shall not be
                  --------
construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

            25.12 Entire Agreement. This Lease constitutes the entire agreement
                  ----------------
between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

            25.13 Waiver of Jury Trial. To the maximum extent permitted by law,
                  --------------------
Landlord and Tenant each waive right to trial by jury in any litigation arising out or with respect to this Lease.

            25.14 Governing Law. This Lease shall be governed by and construed
                  -------------
in accordance with the laws of the State in which the Premises are located.

            25.15 Joint and Several Liability. If Tenant is comprised of more
                  ---------------------------
than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

            25.16 Financial Reports. Within fifteen (15) days after Landlord's
                  -----------------
request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25.16 more than once in any twelve (12) month period unless (i) requested by Landlord's Mortgagee or a prospective buyer or lender of the Building, or (ii) an Event of Default occurs.

            25.17 Landlord's Fees. Whenever Tenant requests Landlord to take any
                  ---------------
action not required of it hereunder, or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within thirty (30) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

            25.18 Attorney Fees. In the event that either Landlord or Tenant
                  -------------
should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorney fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

            25.19 Telecommunications. With the exception of (i) the initial
                  ------------------
Tenant Improvements to be constructed in accordance with Exhibit D attached
                                                         ---------
hereto which shall be approved by Landlord in accordance with Exhibit D, and
                                                              ---------
(ii) the events described in the last sentence of this Section 25.19, Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing to the contrary, Landlord's prior written consent shall not be required if the installation in question does not involve a piercing, penetration, or boring of the Building walls, flooring or structure.

            25.20 Confidentiality. Tenant acknowledges that the terms and
                  ---------------
conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

            25.21 Hazardous Materials. The term "Hazardous Materials" means any
                  -------------------            -------------------
substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25.21, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25.21. This indemnity provision shall survive termination or expiration of the Lease.

            25.22 Signage. Tenant shall have the right, at Tenant's sole cost
                  -------
and expense, to install signage identifying Tenant on the Building and on the monument sign for the Project, subject to the requirements of this Section
25.22. Tenant shall not erect or maintain any other temporary or permanent sign on or about the Premises, or the Building, or visible from the exterior, without obtaining prior written approval from Landlord, which shall not be unreasonably withheld or delayed. Any request for approval of a sign shall be made in such detail as Landlord shall request. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all Laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

            25.23 Parking. Tenant shall have the right to the non-exclusive use
                  -------
of the approximately 355 parking spaces in the parking garage/area associated with the Building (the "Parking Area") during the initial Term free of charge
                        ------------
during the initial Term and subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.

            25.24 List of Exhibits. All exhibits and attachments attached hereto
                  ----------------
are incorporated herein by this reference.

          Exhibit A  Outline of Premises
          Exhibit B  Legal Description of Project
          Exhibit C  Building Rules and Regulations
          Exhibit D  Work Letter Agreement
          Exhibit E  First Amendment to Lease
          Exhibit F  Form of Tenant Estoppel Certificate
          Exhibit G  Guaranty

        26. Extension Option.
            ----------------

            26.1 Grant of Option. Provided no Event of Default exists and Tenant
                 ---------------
is occupying the entire Premises at the time of such election, Tenant may renew this Lease for two (2) additional periods of sixty (60) months each (each, an "Extension Term"), by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than twelve (12) months before the expiration of the then Term.

            26.2 Basic Rent. The Basic Rent payable for each month during each
                 ----------
Extension Term shall be the prevailing rental rate (the "Prevailing Rental
                                                         -----------------
Rate"), at the commencement of such Extension Term, for renewals of space of
----
equivalent quality, size, utility and location. The length of the Extension Term and the credit standing of Tenant shall be taken into account and yearly increases in the rental rate may be included. Within thirty (30) days after receipt of Tenant's notice to renew for a particular Extension Term, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate for the applicable

Extension Term and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within thirty (30) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

          (a) Basic Rent shall be adjusted to the Prevailing Rental Rate for such Extension Term;

          (b) After exercising both options granted herein, Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

          (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

     For a given Extension Term, if Tenant rejects Landlord's determination of the Prevailing Rental Rate, Landlord and Tenant shall endeavor to agree upon the Prevailing Rental Rate on or before the date that is ten (10) days after Landlord's receipt of Tenant's rejection notice. If Landlord and Tenant are unable to agree upon the Prevailing Rental Rate within such ten (10) day period, then the Prevailing Rental Rate shall be determined by arbitration pursuant to
Section 26.3 below. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, Tenant shall conclusively be deemed to have accepted Landlord's determination of the Prevailing Rental Rate as set forth in Landlord's Notice.

            26.3 Arbitration. If Landlord and Tenant shall fail to agree upon
                 -----------
the Prevailing Rental Rate within ten (10) days after the date of Landlord's receipt of Tenant's rejection notice, then, within ten (10) days thereafter, Landlord and Tenant each shall give notice to the other setting forth the name and address of a broker designated by the party giving such notice, which broker shall be an independent real estate broker or consultant having at least five
(5) years continuous experience in determining the value of office space in the community where the Building located. If either party shall fail to give notice of such designation within such ten (10) day period, then the other broker chosen shall make the determination alone. If two (2) brokers have been designated, such two (2) brokers may consult with each other and shall, not later than the thirtieth (30th) day after Landlord's receipt of Tenant's rejection notice make their determinations of the Prevailing Rental Rate in writing and give notice thereof to each other and to each of Landlord and Tenant. Such two (2) brokers shall have ten (10) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Prevailing Rental Rate. If such two (2) brokers shall concur as to the determination of the Prevailing Rental Rate, such determination shall be final and binding upon Landlord and Tenant. If such two (2) brokers shall fail to concur within such ten (10) day period, then such two (2) brokers shall, within the next ten (10) days, designate a third broker meeting the above requirements for brokers. If the two (2) brokers shall fail to agree upon the designation of such third broker within such ten (10) day period, then either party may apply to the DRE for the designation of such broker. The third broker shall conduct such hearings and investigations on an expedited basis as such broker may deem appropriate and shall, within fifteen
(15) days after its designation, choose one of the determinations (and no other) of the two (2) brokers originally selected by the parties by simultaneously delivering to Landlord and Tenant signed and acknowledged original counterparts of his or her determination. The costs and expenses of the arbitration and of the third broker shall be shared equally by Landlord and Tenant and each party shall be responsible for the costs and expenses of its designated broker and its own witnesses and counsel. The brokers' final decision and award shall be in writing, shall be binding on Landlord and Tenant and shall be non-appealable, and counterpart copies thereof shall be delivered to Landlord and Tenant. A judgment or order based upon such award may be entered in any court of competent jurisdiction. In rendering their decision and award, the brokers shall have no power to vary, modify or amend any provision of this Lease.

            26.4 Termination of Option. Tenant's rights under this Section 26
                 ---------------------
shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (3) Tenant fails to timely exercise its Option under this Section 26, time being of the essence with respect to Tenant's exercise thereof.

       27.  Rent Abatement.
            --------------

            27.1 Basic Rent shall be conditionally abated during the first three
(3) months of the Term. Commencing with the fourth (4th) month of the Term, Tenant shall make Basic Rent payments as otherwise provided in the Lease. Notwithstanding such abatement of Basic Rent (a) all other sums due under the Lease, including Additional Rent and Tenant's share of Taxes shall be payable as provided in the Lease, and (b) any increases in Basic Rent set forth in the Lease shall occur on the dates scheduled therefor.

            27.2 The abatement of Basic Rent provided for in this Section is conditioned upon Tenant's full and timely performance of all of its obligations under the Lease. If at any time during the Term an Event of Default by Tenant occurs and remains uncured after the expiration of applicable notice and grace periods, then the abatement of Basic Rent provided for in this Section shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Basic Rent herein abated.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO

PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGTIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

           Dated as of the date first above written.

TENANT:                              CABLETRON SYSTEMS SALES &
                                     SERVICE, INC.,  a Delaware corporation

                                     By:  /s/ Craig R. Benson
                                          -------------------------------
                                     Name:  Craig R. Benson
                                     Title:  President, Chief Executive Officer

LANDLORD:                            WMP II REAL ESTATE LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                     By:  /s/ Nancy M. Haag
                                          -------------------------------
                                     Name:  Nancy M. Haag
                                     Title:  Assistant Vice President

                                   EXHIBIT A
                                   ---------

                              OUTLINE OF PREMISES
                              -------------------

     This exhibit depicts the floor plan of the building located at 5200 Great American Parkway, Santa Clara, California 95054, subject to the lease. The floor plan demonstrates the lay-out of the building, showing the location and dimensions of offices, corridors, reception areas, bathrooms, kitchens, storage and other such areas. The aggregate square footage depicted in the floor plan is 129,200.

                                    EXHIBIT B
                                    ---------

                          LEGAL DESCRIPTION OF PROJECT
                          ----------------------------


All that certain Real Property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

All of Parcel 1, as shown upon that certain map entitled, "Parcel Map" being all of Parcels 127 and 128, as shown on that certain "Parcel Map" recorded in Book 430 of Maps, at Page 22, Santa Clara County Records, which map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on November 14, 1980 in Book 475 of Maps, at Page 19.

                                   EXHIBIT C
                                   ---------

                         BUILDING RULES AND REGULATIONS
                         ------------------------------


     The following rules and regulations shall apply to the Premises, the Building and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by Tenants or used by Tenant for purposes other than ingress and egress to and from the Building and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

     3. Except as expressly provided in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. Except as consented to in writing by Landlord or in accordance with Tenant's building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

     4. Landlord will furnish Tenant, free of charge, with two keys to the Building entrance. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord upon termination of its tenancy, the keys to all locks for doors on the Premises, and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefor.

     5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's reasonable instructions for their installation.

     6. Tenant shall not use or keep in the Premises any toxic or hazardous materials, or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of improper, objectionable or unpleasant noise, odors, or vibrations. No animal except seeing-eye dogs when in the company of their masters may be brought into or kept in the Building.

     7. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

     8. Tenant shall not conduct any activity on or about the Premises or Building which will knowingly draw pickets, demonstrators, or the like.

     9. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. Tenant shall not leave vehicles in the Building parking areas overnight, or park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven, non-motor driven bicycles, or four wheel drive trucks. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot". Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

     10. Landlord may waive any one or more of these rules and regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the rules and regulations in favor of tenant or any other Tenant, nor prevent Landlord from thereafter enforcing the rules and regulations against any or all of the tenants of the Building.

                                   EXHIBIT D
                                   ---------

                             WORK LETTER AGREEMENT
                             ---------------------
                         (Tenant Improvement Allowance)


       This Work Letter is attached to and made a part of that certain Lease Agreement ("Lease") by and between Landlord and Tenant for Premises located at 5200 Great America Parkway, Santa Clara, California, 95054.

1.  Application of Exhibit.  Capitalized terms used and not otherwise defined
    ----------------------
herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements to be constructed by Tenant (the "Tenant Improvements") for the build-out, refurbishment and remodeling of the Premises, as more fully set forth herein.

2.  Landlord and Tenant Pre-Construction Obligations.
    ------------------------------------------------

       (a) Preliminary Plans. Within ten (10) days following full execution of
           -----------------
the Lease by both Landlord and Tenant, Tenant shall cause V.C. Wong & Associates ("Tenant's Architect") to prepare preliminary space plans for the Tenant Improvements (the "Preliminary Plans"), which shall include, without limitation, sketches and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, floor loads and other requirements, and a list of all specialized installations and improvements and upgrade specifications determined by Tenant as required for its use of the Premises. The Preliminary Plans shall be reviewed by Landlord's Architect and the cost thereof shall be included within the Tenant Improvement Allowance. Landlord and Landlord's Architect shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements. The Costs associated with Tenant's Architect's preparation of the Preliminary Plans shall be borne by Tenant and paid as set forth in Sections 5 and 6 of this Work Letter.

       (b) Approval of Preliminary Plans. Tenant or Tenant's Architect shall
           -----------------------------
submit the Preliminary Plans to Landlord for Landlord's review and approval, which approval shall not be unreasonably withheld. Landlord shall notify Tenant within five (5) business days after delivery thereof if the Preliminary Plans are approved. If Landlord withholds approval, Landlord shall so notify Tenant and specify the reasons for withholding such approval. If the Preliminary Plans are not approved, then within five (5) days after receipt of such notice, Tenant's Architect shall make all necessary revisions to the Preliminary Plans and submit two (2) copies thereof to Landlord for its final review and approval, which approval shall not be unreasonably withheld and shall be given within five
(5) business days thereafter. If no response is given by Landlord within the five (5) business day period, approval shall be deemed.

       (c) Working Drawings. Within fifteen (15) days following the Preliminary
           ----------------
Plans Approval Date, Tenant's Architect shall prepare or cause to be prepared working drawings (the "Working Drawings") for the Tenant Improvements based upon the approved Preliminary Plans. The Working Drawings shall include architectural, necessary mechanical and electrical construction drawings for the Tenant Improvements based on the Preliminary Plans. Notwithstanding the Preliminary Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld or delayed, (ii) shall not be in conflict with building codes for the City of Santa Clara ("City") or County of Santa Clara ("County") or with insurance requirements for a fire resistive building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. The costs associated with preparation of the Working Drawings shall be borne by Tenant and paid as set forth in Sections 5 and 6 of this Work Letter.

       (d) Approval of Working Drawings. Tenant or Tenant's Architect shall
           ----------------------------
submit the Working Drawings to Landlord for its review and approval, which shall not be unreasonably withheld. Landlord shall notify Tenant within five (5) business days after delivery thereof if the Working Drawings are approved. If Landlord withholds approval, Landlord shall so notify Tenant and specify the reasons for withholding such approval. If the Working Drawings are not approved within five (5) days after receipt of Landlord's notice, Tenant's Architect shall make all necessary revisions to the Working Drawings and submit two (2) copies thereof to Landlord for its final review and approval, which approval shall not be unreasonably withheld and shall be given within five (5) days thereafter. If no response is given by Landlord within the five (5) day period, approval shall be deemed. Concurrently with the above review and approval process, Tenant may submit all plans and specifications to City and other applicable governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes which are required by City or other governmental agencies shall be immediately submitted to Landlord for Landlord's review and reasonable approval, and to Tenant for Tenant's review and approval.

       (e) Schedule of Critical Dates. Set forth below is a schedule of certain
           --------------------------
critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall commence construction of the Tenant Improvements as set forth in Section 4 below.


    Reference                  Date Due                        Responsible Party
    ---------                  --------                        -----------------

A. "Preliminary Plan         Ten (10) days after full               Tenant
    Completion"              execution of the Lease
B. "Preliminary Plans        Five (5) business days after          Landlord
    Review and Approval"     Tenant submits the
                             Preliminary Plans to Landlord


C. "Preliminary Plans           Five (5) days after Landlord           Tenant
    Revision," if necessary     returns the Preliminary Plans
                                to Tenant without approval
D. "Preliminary Plans           Five (5) business days after          Landlord
    Final Approval Date," if    Tenant submits the revised
    necessary                   Preliminary Plans to Landlord
E. "Working Drawings            Fifteen (15) days after the            Tenant
    Completion"                 Preliminary Plans Approval Date
F. "Working Drawings            Five (5) business days after          Landlord
    Review and Approval"        Tenant submits the  Working
                                Drawings to Landlord
G. "Working Drawings            Five (5) days after Landlord           Tenant
    Revision," if necessary     returns the Working Drawings to
                                Tenant without approval
H. "Final Approval Date"        Five (5) business days after          Landlord
                                Tenant submits the revised
                                Working Drawings to Landlord

3. Building Permit. After the Final Approval Date has occurred, Tenant shall, if
   ---------------
Tenant has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Tenant, with Landlord's cooperation, shall cause to be made any changes in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4.  Construction of Tenant Improvements by Tenant's Agents.
    ------------------------------------------------------

       (a) Construction. After the Final Approval Date has occurred and a
           ------------
building permit for the work has been issued, Tenant shall select a licensed general contractor ("Contractor"), who shall be reasonably approved by Landlord, and Tenant shall notify Landlord of same upon its selection. Tenant shall enter into a construction contract on an AIA form ("Construction Contract") with the Contractor, who shall cause the construction of Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The Contractor and Tenant's Agents (defined in Section 5(c) below) shall abide by all rules and regulations implemented by Landlord with respect to the construction of the Tenant Improvements, including carrying appropriate insurance, disruption of other tenants in the Project, etc. The costs associated with the construction of the Tenant Improvements shall be borne by Tenant and paid as set forth in Section 5 and 6 of this Work Letter. Tenant shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises.

       (b) Cost Budget. Prior to the commencement of the construction of the
           -----------
Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant

Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Tenant Improvement Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with an irrevocable letter of credit as hereinafter described (the "Letter of Credit") in an amount (the "Over Allowance Amount") equal to the difference between the amount of the Final Tenant Improvement Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements), which Letter of Credit shall be held by Landlord until the Notice of Completion is recorded with respect to the Tenant Improvements, and returned to Tenant thereafter if not drawn down by Landlord pursuant to this Exhibit D. --------- Tenant shall be responsible for the payment of the Over Allowance Amount and shall pay such Amount in coordination with the monthly disbursement schedule outlined in Section 5(b), by paying to Landlord twenty
(20) days prior to each disbursement by Landlord the amount(s) Landlord needs to pay each such monthly and final disbursement pursuant to Section 5(b). The Over Allowance Amount shall be disbursed by Landlord after the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Tenant Improvement Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Tenant Improvement Costs shall be paid by Tenant to Landlord immediately as an addition to the Over Allowance Amount or, at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 5(b)(i)(A), (B) (C) and (D) of this Work Letter, above, for Landlord's approval, prior to Tenant paying such costs. The Letter of Credit described above shall
(i) be an irrevocable standby letter of credit, (ii) be issued by a reputable bank reasonably approved by Landlord, (iii) name Landlord as beneficiary, (iv) be payable on sight draft accompanied only by Landlord's statement that Landlord is entitled to payment thereon because Tenant has failed to make a payment required of Tenant pursuant to this Exhibit D, (v) be for a term of at least the
                                    ---------
period of time required to complete the Tenant Improvements, and (vi) assure payment in the total amount of the Over Allowance Amount.

       (c) Notice of Completion. Within ten (10) business days after the
           --------------------
issuance of the permanent or temporary certificate of occupancy for the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Tenant's Architect and Contractor (A) to update the final Working Drawings as necessary to reflect all changes made to the Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record set" of mylar as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment and systems in the Premises.

5. Tenant Improvement Allowance.
   ----------------------------

       (a) Tenant Improvement Allowance. Landlord shall provide Tenant with an
           ----------------------------
allowance in an amount not to exceed $10.00 per rentable square foot of the Premises, or $1,292,000.00 ("Tenant Improvement Allowance") towards the cost of the design, purchase and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvement Costs"). The Tenant Improvement Allowance shall be used for payment of the following Tenant Improvement Costs:

          (i) Preparation by Tenant's space planner and Architect of all necessary documents in connection with the Tenant Improvements, including without limitation the Preliminary Plans and the Working Drawings as provided in Section 2 of this Work Letter, and all fees charged by City (including without limitation fees for building permits and plan checks) in connection with construction of the Tenant Improvements in the Premises;

          (ii) Construction work for completion of the Tenant Improvements as reflected in the Construction Contract including, without limitation, testing and inspection costs, freight elevator charges, utility usage, and trash removal costs;

          (iii) All contractors' charges, general conditions, performance bond premiums and construction fees;

          (iv) The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including all direct architectural and/or engineering fees and expenses incurred in connection therewith);

          (v) The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable Law; and

          (vi) An additional one and one-half percent (1 1/2%) of the amount obtained by subtracting the Tenant Improvement Allowance from the total Final Tenant Improvement Costs, to be paid to Landlord to defray Landlord's supervision costs with respect thereto.

       (b) Disbursement of Tenant Improvement Allowance. During the construction
           --------------------------------------------
of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Costs for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

          (i) Monthly Disbursements.  On or before the tenth (10th) day of each
              ---------------------
     calendar month, as determined by Landlord, during the construction of the Tenant Improvements, Tenant shall deliver to Landlord as appropriate: (A) a request for payment of the "Contractor," as that term is defined in
     Section 4 of this Work Letter, approved by Tenant, in a form reasonably approved by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (B) invoices from all of "Tenant's Agents" (as defined in Section 5(c) below), for labor rendered and materials delivered to the Premises for the applicable payment period; (C) executed conditional mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (D) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (E) the amounts so requested by Tenant, as set forth in this
     Section 5(b) above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (F) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not reasonably dispute any request for payment based on non-compliance of any work with the approved Working Drawings, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

               (ii) Final Retention. Subject to the provisions of this Work
                    ---------------
     Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (A) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either
     Section 3262(d)(3) or Section 3262(d)(4), (B) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, or the structure or exterior appearance of the Building, and (C) Tenant's Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

          (c) Tenant's Agents. All subcontractors, laborers, materialmen and
              ---------------
     suppliers used by Tenant (such subcontractors, laborers, materialmen and suppliers and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.

6. Costs in Excess of Tenant Improvement Allowance at Tenant's Expense. Tenant
   -------------------------------------------------------------------
shall pay the excess of the Final Tenant Improvement Costs over the amount of the Tenant Improvement Allowance available to defray such costs. In the event the Final Tenant Improvement Costs are less than the Tenant Improvement Allowance, the difference shall be retained by Landlord.

7.  Change Orders.  Tenant may from time to time request and obtain change
    -------------
orders during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay (as defined below) and in no event shall extend the Commencement Date of the Lease with respect to the Premises. Any additional costs associated with such change orders shall be paid by Tenant to Landlord immediately.

8.  Tenant Delays.  In no event shall the Commencement Date of the Lease with
    -------------
respect to the Premises be extended or delayed due to or attributable to delays due to the fault of Tenant ("Tenant Delay(s)") or otherwise. Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

     (a) Tenant's failure to timely revise, if necessary, the Preliminary Plans or the Working Drawings;

     (b) Tenant's request for or use of special materials, finishes or installations which are not readily available;

     (c) Change orders requested by Tenant;

     (d) Interference by Tenant or by Tenant's employees, contractors and/or agents with the construction activities;

     (e) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

     (f) Tenant's requested changes in the Preliminary Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

     (g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

     (h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises.

9.  Trade Fixtures And Equipment.  Tenant acknowledges and agrees that Tenant is
    ----------------------------
solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

10. Failure of Tenant to Comply.  Any failure of Tenant to comply with any of
    ---------------------------
the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity against a defaulting tenant pursuant to a written contract, including but not limited to those set forth in the Lease.

11. Inspection by Landlord.  Landlord shall have the right to inspect the
    ----------------------
Tenant Improvements at all times; provided, however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder, nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified, if necessary, by Tenant at no expense to Landlord; provided, however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air-conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.

12. Conferences.  Commencing upon the execution of this Lease, Tenant shall
    -----------
confer frequently with the Architect and the Contractor, either in person or by telephone as appropriate, regarding the progress of the preparation of Working Drawings and the construction of the Tenant Improvements. Minutes shall be taken at all such conferences, a copy of which minutes shall be promptly delivered to Landlord. One such conference each month shall include the review of Contractor's current request for payment.

13. Miscellaneous.
    -------------

     (a) Tenant's Representative.  Tenant has designated Don MacNeil as its sole
         -----------------------
representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

     (b) Landlord's Representative.  Landlord has designated Insignia Commercial
         -------------------------
Group, Inc., as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

     (c) Time of the Essence.  Unless otherwise indicated, all references herein
         -------------------
to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, then Tenant shall be deemed to have approved the same.

14.  Landlord Work.  Within ninety (90) days after the Commencement Date,
     -------------
Landlord shall, at its sole cost and expense, commence to thin the landscaping along Great America Parkway and construct the improvements set forth on the proposed bid attached hereto as Exhibit D-1. Landlord shall diligently prosecute such construction to completion.

                                   EXHIBIT E

                            FIRST AMENDMENT TO LEASE
                      ACKNOWLEDGMENT OF COMMENCEMENT DATE

     This FIRST AMENDMENT TO LEASE (this "Amendment") is executed as of __________, 2000 between WMP II Real Estate Limited Partnership, a Delaware limited partnership ("Landlord"), and Cabletron Systems Sales & Service, Inc., a
                      --------
Delaware corporation ("Tenant"), for the purpose of amending the Lease Agreement
                       ------
between Landlord and Tenant dated January 6, 1999 (the "Lease"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

                                   AGREEMENTS

     For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

     1. Condition of Premises. Tenant has accepted possession of the Premises
        ---------------------
pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punch list items described on Exhibit A hereto (the "Punch List Items"), and except for such Punch List Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

     2. Commencement Date. The Commencement Date of the Lease is March 1, 1999.
        -----------------
If the Commencement Date set forth in the Lease is different than the date set forth in the preceding sentence, then the Commencement Date as contained in the Lease is amended to be the Commencement Date set forth in the preceding sentence.

     3. Expiration Date. The Term is scheduled to expire on February 28, 2006.
        ---------------
If the scheduled expiration date of the initial term as set forth in the Lease is different than the date set forth in the preceding sentence, then the scheduled expiration date as set forth in the Lease is hereby amended to the expiration date set forth in the preceding sentence.

     4. Contact Numbers. Tenant's telephone number in the Premises is
        ---------------
Tenant's __________ telecopy number in the Premises is ____________.

     5. Ratification. Tenant hereby ratifies and confirms its obligations under
        ------------
the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

     6. Binding Effect; Governing Law. Except as modified hereby, the Lease
        -----------------------------
shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises is located.

     7. Counterparts. This Amendment may be executed in multiple counterparts,
        ------------
each of which shall constitute an original, but all of which shall constitute one document.

     Executed as of the date first written above.

     TENANT:             CABLETRON SYSTEMS SALES & SERVICE
                         INC., a Delaware corporation

                         By:  _________________________________

                         Name:  _________________________________

                         Title:  _________________________________


     LANDLORD:           WMP II REAL ESTATE LIMITED
                         PARTNERSHIP,  a Delaware limited partnership

                         By: WMP II GEN-PAR, INC., a Delaware corporation, General Partner

                         By:  _________________________________
                         Name:  Nancy M. Haag
                         Title: Assistant Vice President

                          EXHIBIT A TO AMENDMENT NO. I

                                PUNCH LIST ITEMS (1)
                                ----------------









































(1) No "Punch List Items" have been omitted from this exhibit.

                                EXHIBIT F

                      FORM OF TENANT ESTOPPEL CERTIFICATE
                      -----------------------------------

     The undersigned is the Tenant under the Lease (defined below) between WMP II Real Estate Limited Partnership, a Delaware limited partnership, as Landlord, and the undersigned as Tenant, for the Premises located in the office building at 5200 Great America Parkway, Santa Clara, California, 95054, and commonly known as a portion of Great America Plaza, and hereby certifies as follows:

     1. The Lease consists of the original Lease Agreement dated as of January 6, 1999 between Tenant and Landlord and the following amendments or modifications thereto (if none, please state
"none"):_____________________________________________________

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

The documents listed above are herein collectively referred to as the "Lease"
                                                                       -----
and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

     2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section I above.

     3. The Term commenced on ____________, 199__ and the Term expires, excluding any renewal options, on ____________, 200__ and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

     4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or Sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

     5. All monthly installments of Basic Rent and Additional Rent have been paid when due through ____________. The current monthly installment of Basic Rent is $__________.

     6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

     7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

     8. No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

     9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

     10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

     11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

     12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

     13. Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

     Executed as of _________,  2000.

     TENANT:             CABLETRON SYSTEMS SALES & SERVICE,
                         INC., a Delaware corporation

                         By:  _________________________________
                         Name:  _________________________________
                         Title:  _________________________________

                                    GUARANTY
                                    --------

     As a material inducement to Landlord to enter into the Lease, dated January 6, 1999 (the "Lease"), between Cabletron Systems Sales & Service, Inc., a
              -----
Delaware corporation, as Tenant, and WMP II Real Estate Limited Partnership, a Delaware limited partnership, as Landlord, Cabletron Systems, Inc., a Delaware corporation ("Guarantor") hereby unconditionally and irrevocably guarantees for
              ---------
the benefit of Landlord the complete and timely performance of each obligation of Tenant (and any assignee) under the Lease and any extensions or renewals of and amendments to the Lease. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance and is independent of Tenant's obligations under the Lease. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Tenant and any other guarantor of Tenant's obligations. Guarantor waives any right to require Landlord to (a) join Tenant with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Tenant's obligations under the Lease, or
(c) pursue or exhaust any other remedy in Landlord's power. Landlord may, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease. Until all of Tenant's obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Guarantor waives any right to participate in any security now or later held by Landlord. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor, and notices of acceptance of this Guaranty, and waives all notices of existence, creation, or incurring of new or additional obligations from Tenant to Landlord. Without limiting the generality of the preceding waivers, Guarantor hereby expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850, and the second sentence of California Civil Code Section 2822(a). The liability of Guarantor under this Guaranty will not be affected by (1) the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant's obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (2) the rejection or disaffirmance of the Lease in any such proceeding; or (3) the cessation from any cause whatsoever of the liability of Tenant under the Lease. Guarantor shall pay to Landlord all costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys' fees and expenses). The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Landlord in accordance with the terms of the Lease.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of this 9th day of February, 1999.

GUARANTOR:                    CABLETRON SYSTEMS, INC.
                              a Delaware corporation
                              Tax I.D. Number:  04-2797263

                              By:  /s/ Craig R. Benson
                                   --------------------------------
                              Name:  Craig R. Benson
                              Title:  President, Chief Executive Officer

                        TENANT'S ESTOPPEL CERTIFICATE


PROJECT:          Great America Parkway

LEASED PREMISES:  5200 Great America Parkway

LANDLORD:         WMP II Real Estate Limited Partnership

TENANT:           Cabletron Systems Sales & Services, Inc.

LEASE DATED:      January 6, 1999 ("Lease")
                                    -----


     The undersigned tenant ("Tenant"), in recognition that Sagamore Equities
                              ------
LLC ("Buyer") is considering an acquisition of the Project, and that General
      -----
Electric Capital Corporation (together with its successors and assigns, "Lender") is considering providing financing for such acquisition, hereby
 ------
certifies to Buyer and Lender that:

     1.  Tenant has accepted possession of the Premises pursuant to the Lease.
A true and accurate copy of the Lease is attached hereto. The Lease term commenced on March 1, 1999. The termination date of the Lease term, excluding any unexercised renewals and extensions, is February 28, 2006. Tenant has not assigned its rights under the Lease or sublet any portion of the leased premises. The Lease is dated January 6, 1999 and has not been amended except as follows: [List the dates of any amendments or modifications of the Lease] NONE.
          --------------------------------------------------------------

     2. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease.

     3. Except as disclosed in Paragraph 1 above, the Lease has not been assigned, modified, supplemented or amended in any way. The Lease constitutes the entire agreement between the parties and there are no other agreements or understandings between Landlord and Tenant concerning the Premises. The undersigned does not have any option or preferential right to purchase all or any part of the Premises or the building of which the Premises are a part or any right, title or interest with respect to the Premises or such building other than as Lessee under the Lease and Tenant does not have any right or option to renew or extend the term of the Lease, or to lease other space within the building of which the Premises are a part, except as follow: Tenant has two (2) sixty-month options to renew.

     4. The Lease is valid and in full force and effect, and to the best of Tenant's knowledge, neither Landlord nor Tenant is in default thereunder. Tenant has no defense, setoff or counterclaim against Landlord arising out of the Lease or against the payment of rent or other charges under the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease. Tenant is current in the payment of any taxes, utilities, common area maintenance or other charges to be paid by Tenant.

     5. There are no actions, whether voluntary or involuntary, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States of America or of the State of California.

     6. The minimum monthly rent presently payable under the Lease is $213,180. Landlord is holding a security deposit of $0. Landlord holds no other funds for Tenant's account. No rent or other sum payable under the Lease has been paid more than one month in advance. Pursuant to the Lease, Tenant is obligated to reimburse Landlord for its percentage share of all real property taxes, operating expenses, common area maintenance and insurance expenses affecting the project of which the Premises are a part, which percentage share is equal to 100% for the Leased Premises and 56.70% for the Property.


                         Cabletron Systems Sales & Service, Inc.

                         By: /s/ David Kirkpatrick
                             ----------------------------

                             David Kirkpatrick, EVP and CFO
                             ------------------------------
                                [Printed Name and Title]

                         Date:         June 13      , 2000
                               ---------------------



                          GUARANTOR'S ACKNOWLEDGEMENT
                          ---------------------------

The undersigned (a) has guaranteed the obligations of the Tenant under the Lease referred to above, (b) consents to the matters set forth above and agrees to be bound thereby, and acknowledges that the guaranty executed by the undersigned is in full force and effect and will not be supplemented, modified, amended or terminated without the prior written consent of the Lender.


                         Cabletron Systems, Inc.


                         By: /s/ David Kirkpatrick
                             ----------------------------

                             David Kirkpatrick, EVP and CFO
                             ------------------------------
                                [Printed Name and Title]